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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated August 7, 1998, accompanying the financial statements of Inland Entertainment Corporation appearing in the fiscal 1998 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 1998, which are incorporated by reference in this Registration Statement on Form S-8 (Inland Entertainment Corporation 1995 Stock Option Plan, as Amended). We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.


/s/ Grant Thornton LLP

Los Angeles, California
June 30, 1999